Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Northview Financial Corporation 1993 Incentive Stock Program, of our report dated February 13, 2004, with respect to the consolidated financial statements of Wintrust Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP
                                                              ERNST & YOUNG LLP
Chicago, Illinois
October 21, 2004